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                                                                    EXHIBIT 23.2


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H.J. GRUY AND ASSOCIATES, INC.
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1200 Smith Street, Suite 3040, Houston, Texas 77002 . Fax (713) 739-6112 . (713) 739-1000
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                   CONSENT OF H.J. GRUY AND ASSOCIATES, INC.

We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. under the caption "EXPERTS," and of information contained in our reserve report dated February 18, 1998, prepared for Kelley Oil & Gas Corporation, in the Registration Statement on Form S-4 of Kelley Oil & Gas Corporation.


                                      H.J. GRUY AND ASSOCIATES, INC.


                                      /s/ MARILYN WILSON
                                      Marilyn Wilson, PE
                                      President

Houston, Texas
August 14, 1998